UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event
reported): April 11, 2011
GRAPHIC PACKAGING HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-33988	26-0405422

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
814 Livingston Court
Marietta, Georgia 30067
(Address of principal executive offices)
(770) 644-3000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
     On April 11, 2011, Graphic Packaging Holding Company (the “Company”) issued a press release reporting its preliminary first quarter 2011 results. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     As provided in General Instruction B.2 of Form 8-K, the information provided pursuant to this Item 2.02 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.
Item 8.01. Other Events.
     On April 11, 2011, in the press release described above at Item 2.02, the Company announced the commencement of a public offering of 47 million shares of its common stock. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     In addition, on April 11, 2011, Graphic Packaging International, Inc., a wholly-owned subsidiary of the Company, issued a press release announcing the execution of a definitive agreement to acquire substantially all of the assets of Sierra Pacific Packaging, Inc. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference
Item 9.01. Financial Statements and Exhibits.
99.1	Press release dated April 11, 2011.

99.2	Press release dated April 11, 2011.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	By:	/s/ Stephen A. Hellrung
Stephen A. Hellrung
Date: April 11, 2011		Senior Vice President, General Counsel and Secretary